EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 25, 2004, relating to the consolidated financial statements and the financial statement schedule, which appears in Tegal Corporation's Annual Report on Form 10-K for the year ended March 31, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


 /s/ PricewaterhouseCoopers LLP

San Jose, California
June 29, 2004